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EXHIBIT 3.2

AMENDED AND RESTATED BYLAWS

OF

THE COBALT GROUP, INC.

SECTION 1
SHAREHOLDERS AND SHAREHOLDERS' MEETINGS

      1.1  Annual Meeting.  The annual meeting of the shareholders of this corporation (the "Corporation") for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at the principal office of the Corporation, or at some other place either within or without the State of Washington as designated by the Board of Directors, on such day and time as may be set by the Board of Directors.

      1.2  Special Meetings.  Special meetings of the shareholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, a majority of the Board of Directors, or any shareholder or shareholders holding in the aggregate one-fourth of the voting power of all shareholders. The meetings shall be held at such time and place as the Board of Directors may prescribe, or, if not held upon the request of the Board of Directors, at such time and place as may be established by the Chief Executive Officer or by the Secretary in such Chief Executive Officer's absence. Only business within the purpose or purposes described in the meeting notice may be conducted.

      1.3  Notice of Meetings.  Written notice of the place, date and time of the annual shareholders' meeting and written notice of the place, date, time and purpose or purposes of special shareholders' meetings shall be delivered not less than 10 (or, if required by Washington law, 20) or more than 60 days before the date of the meeting, either personally, by facsimile, or by mail, or in any other manner approved by law, by or at the direction of the Chairman of the Board, the Chief Executive Officer or the Secretary, to each shareholder of record entitled to notice of such meeting. Mailed notices shall be deemed to be delivered when deposited in the mail, first-class postage prepaid, correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders.

      1.4  Waiver of Notice.  Except where expressly prohibited by law or the Articles of Incorporation, notice of the place, date, time and purpose or purposes of any shareholders' meeting may be waived in a signed writing delivered to the Corporation by any shareholder at any time, either before or after the meeting. Attendance at the meeting in person or by proxy waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. A shareholder waives objection to consideration of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

      1.5  Shareholders' Action Without a Meeting.  Any action that may be taken at a meeting of the shareholders may be taken without a meeting or a vote if (i) the action is taken by written consent delivered to the Corporation of all shareholders entitled to vote on the action or (ii) the action is taken by written consent delivered to the Corporation by the shareholders of the Corporation holding of record, or otherwise entitled to vote, in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. A notice of the taking of action by shareholders by less than unanimous written consent shall be mailed at least one business day, or such longer period as is required by law, prior to the date the action becomes effective to those shareholders entitled to vote on the action who have not consented in writing, and, if required by law that notice of a meeting of shareholders to consider the action be given to nonvoting shareholders, to all nonvoting shareholders of the Corporation. Any such notice shall be in such form as may be required by applicable law. Any consent delivered to the Corporation pursuant to this Article shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders.

      1.6  Telephone Meetings.  Shareholders may participate in a meeting of shareholders by means of a conference telephone or any similar communications equipment that enables all persons participating in the meeting to hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

      1.7  List of Shareholders.  At least ten days before any shareholders' meeting, the Secretary of the Corporation or the agent having charge of the stock transfer books of the Corporation shall have compiled a complete list of the shareholders entitled to notice of a shareholders' meeting, arranged in alphabetical order and by voting group, with the address of each shareholder and the number, class, and series, if any, of shares owned by each.

      1.8  Quorum and Voting.  The presence in person or by proxy of the holders of a majority of the votes entitled to be cast on a matter at a meeting shall constitute a quorum of shareholders for that matter. If a quorum exists, action on a matter shall be approved by a voting group if the votes cast within a voting group favoring the action exceed the votes cast within the voting group opposing the action, unless a greater number of affirmative votes is required by the Articles of Incorporation or by law. If the Articles of Incorporation or Washington law provide for voting by two or more voting groups on a matter, action on a matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group.

      1.9  Adjourned Meetings.  If a shareholders' meeting is adjourned to a different place, date or time, whether for failure to achieve a quorum or otherwise, notice need not be given of the new place, date or time if the new place, date or time is announced at the meeting before adjournment. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in these Bylaws, that determination shall apply to any adjournment thereof, unless Washington law requires fixing a new record date. If Washington law requires that a new record date be set for the adjourned meeting, notice of the adjourned meeting must be given to shareholders as of the new record date. Any business may be transacted at an adjourned meeting that could have been transacted at the meeting as originally called.

      1.10  Proxies.

      1.10.1  Appointment.  Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy. Such authorization may be accomplished by (a) the shareholder or such shareholder's authorized officer, director, employee or agent executing a writing or causing his or her signature to be affixed to such writing by any reasonable means, including facsimile signature or (b) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service or similar agent duly authorized by the intended proxy holder to receive such transmission; provided, that any such telegram, cablegram or other electronic transmission must either set forth or be accompanied by information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission by which a shareholder has authorized another person to act as proxy for such shareholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

      1.10.2  Delivery to Corporation; Duration.  A proxy shall be filed with the Secretary before or at the time of the meeting or the delivery to the corporation of the consent to corporation action in writing. A proxy shall become invalid three years after the date of its execution unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

      1.11  Business for Shareholders' Meetings.

      1.11.1  Proper Business for Shareholders' Meetings.  To be properly brought before the meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before a meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder

        (a) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive office of the Corporation not fewer than 120 days prior to the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the prior year's annual meeting, notice by the shareholder to be timely must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For purposes of this section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934.

        (b) A shareholder's notice to the Secretary shall set forth (i) one or more matters appropriate for shareholder action that the shareholder proposes to bring before the meeting; (ii) a brief description of the matters desired to be brought before the meeting, the reasons for conducting such business at the meeting, and the language of the proposal (if appropriate); (iii) the name and record address of the shareholder; (iv) the class and number of shares of the Corporation that the shareholder owns or is entitled to vote at the meeting; (v) a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such matters; and (vi) any material interest of the shareholder in such matters.

        (c) Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedure set forth in this Section 1.11.1; provided, however, that nothing in this Section 1.11.1 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.

        (d) The Chairman of the Board shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 1.11.1, and if the Chairman of the Board should so determine, shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

      1.11.2  Business at Special Meetings.  At any special meeting of the shareholders, only such business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting, in accordance with Section 1.2 hereof, shall be transacted at such meeting.

      1.11.3  Shareholder Nomination of Directors—Annual Meeting.  Not fewer than 120 days prior to the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of shareholders, any shareholder who intends to make a nomination at the annual meeting shall deliver a notice to the Secretary of the Corporation setting forth (a) as to each nominee whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the nominee, and (iv) any other information concerning the nominee that would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the shareholder; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the prior year's annual meeting, notice by the shareholder to be timely must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such nominee. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. For purposes of this section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934.

      1.11.4  Shareholder Nomination of Directors—Special Meeting.  Any shareholder who intends to make a nomination at any special meeting of shareholders held for the purpose of electing directors shall deliver a timely notice to the Secretary of the Corporation setting forth (a) as to each nominee whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the nominee, and (iv) any other information concerning the nominee that would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the shareholder. To be timely for these purposes, such notice must be given (a) if given by the shareholder (or any of the shareholders) who or that made a demand for a meeting pursuant to which such meeting is to be held, concurrently with the delivery of such demand, and (b) otherwise, not later than the close of business on the 10th day following the day on which the notice of the special meeting was mailed. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such nominee. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the

  Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

      1.11.5  Notice to Corporation.  Any written demand or notice required to be delivered by a shareholder to the Corporation pursuant to Section 1.2 or Section 1.11 hereof must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the Corporation's executive offices.

      1.12  Inspectors of Election.

      1.12.1  Appointment.  In advance of any meeting of shareholders after this Corporation has become a public company (as defined below), the Board shall appoint one or more persons to act as inspectors of election at such meeting and to make a written report thereof. The Board may designate one or more persons to serve as alternate inspectors to serve in place of any inspector who is unable or fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the chairman of such meeting shall appoint one or more persons to act as inspector of elections at such meeting. This corporation shall be a "public company" upon the earliest of (a) a vote by the Board of Directors of the corporation designating the Corporation a public company, (b) when a registration statement filed by the corporation under the Securities Act of 1933, as amended, in connection with an offering of the corporation's securities to the public first becomes effective or (c) upon the effective date of the registration of the Corporation's securities pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

      1.12.2  Duties.  The inspectors of election shall:

        (a) ascertain the number of shares of the Corporation outstanding and the voting power of each such share;

        (b) determine the shares represented at the meeting and the validity of proxies and ballots;

        (c) count all votes and ballots;

        (d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by them; and

        (e) certify their determination of the number of shares represented at the meeting and their count of the votes and ballots.

    The validity of any proxy or ballot shall be determined by the inspectors of election in accordance with the applicable provisions of these Bylaws and the Washington Business Corporation Act as then in effect. In determining the validity of any proxy transmitted by telegram, cablegram or other electronic transmission, the inspectors shall record in writing the information upon which they relied in making such determination. Each inspector of elections shall, before entering upon the discharge of his or her duties, take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors of election may appoint or retain other persons or entities to assist them in the performance of their duties.

SECTION 2
BOARD OF DIRECTORS

      2.1  Number and Qualification.  The business affairs and property of the Corporation shall be managed under the direction of a Board of Directors, the number of members of which shall be as set by resolution of the Board of Directors. The Board of Directors may increase or decrease this number by resolution. A decrease in the number of directors shall not shorten the term of an incumbent director.

      2.2  Election—Term of Office.  The directors shall be elected by the shareholders at each annual shareholders' meeting in accordance with the Articles of Incorporation. Despite the expiration of a director's term, the director continues to serve until his or her successor is elected and qualified or until there is a decrease in the authorized number of directors.

      2.3  Resignation; Removal.  Any Director may resign at any time by delivering written notice to the Chairman of the Board, the Chief Executive Officer, President, the Secretary or the Board, or to the registered office of the Corporation. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. One or more members of the Board (including the entire Board) may be removed, but only for cause, at a meeting of shareholders called expressly for that purpose, by the holders of not less than a majority of the shares entitled to elect the Director or Directors whose removal is sought in the manner provided by these Bylaws.

      2.4  Vacancies.  Except as otherwise provided by law, vacancies in the Board of Directors, whether caused by resignation, death, retirement, disqualification, removal, increase in the number of directors, or otherwise, may be filled for the remainder of the term by the Board of Directors, by the shareholders, or, if the directors in office constitute less than a quorum of the Board of Directors, by an affirmative vote of a majority of the remaining directors. The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which such director is to be elected. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

      2.5  Quorum and Voting.  At any meeting of the Board of Directors, the presence in person (including presence by electronic means such as a telephone conference call) of a majority of all directors presently in office shall constitute a quorum for the transaction of business. If a quorum is present at the time of a vote, the affirmative vote of a majority of the directors present at the time of the vote shall be the act of the Board of Directors and of the Corporation except as may be otherwise specifically provided by the Articles of Incorporation, by these Bylaws, or by law. A director who is present at a meeting of the Board of Directors when action is taken is deemed to have assented to the action taken unless: (a) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or to transacting business at the meeting; (b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

      2.6  Regular Meetings.  Regular meetings of the Board of Directors shall be held at such place, date and time as shall from time to time be fixed by resolution of the Board.

      2.7  Special Meetings.  Special meetings of the Board of Directors may be held at any place and at any time and may be called by the Chairman of the Board, the Chief Executive Officer, Vice President, Secretary or Treasurer, or any two or more directors.

      2.8  Notice of Meetings.  Unless the Articles of Incorporation provide otherwise, any regular meeting of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Any special meeting of the Board of Directors must be preceded by at least two days' notice of the date, time, and place of the meeting, but not of its purpose, unless the Articles of Incorporation or these Bylaws require otherwise. Notice may be given personally, by facsimile or other form of electronic transmission, by mail, or in any other manner allowed by law. Oral notice shall be sufficient only if a written record of such notice is included in the Corporation's minute book. Notice shall be deemed effective at the earliest of: (a) receipt; (b) delivery to the proper address or telephone number of the director as shown in the Corporation's records; or (c) five days after its deposit in the United States mail, as evidenced by the postmark, if correctly addressed and mailed with first-class postage prepaid. Notice of any meeting of the Board of Directors may be waived by any director at any time, by a signed writing, delivered to the Corporation for inclusion in the minutes, either before or after the meeting. Attendance or participation by a director at a meeting shall constitute a waiver of any required notice of the meeting unless the director promptly objects to holding the meeting or to the transaction of any business on the grounds that the meeting was not lawfully convened and the director does not thereafter vote for or assent to action taken at the meeting.

      2.9  Directors' Action Without A Meeting.  The Board of Directors or a committee thereof may take any action without a meeting that it could properly take at a meeting if one or more written consents setting forth the action are signed by all of the directors, or all of the members of the committee, as the case may be, either before or after the action is taken, and if the consents are delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such action shall be effective upon the signing of a consent by the last director to sign, unless the consent specifies a later effective date.

      2.10  Committees of the Board of Directors.

      2.10.1  Creation and Authority.  The Board of Directors, by resolutions adopted by a majority of the members of the Board of Directors in office, may create from among its members one or more committees and shall appoint the members thereof. Each such committee must have two or more members, who shall be directors and who shall serve at the pleasure of the Board of Directors. Each committee of the Board of Directors may exercise the authority of the Board of Directors to the extent provided in its enabling resolution and any pertinent subsequent resolutions adopted in like manner, provided that the authority of each such committee shall be subject to applicable law. Each committee of the Board of Directors shall keep regular minutes of its proceedings and shall report to the Board of Directors when requested to do so.

      2.10.2  Audit Committee.  In addition to any committees appointed pursuant to this section 2.10, no later than such time as this Corporation may become a public company there shall be an Audit Committee, appointed annually by the Board, consisting of at least two Directors who are not members of management and are independent members of the Board. It shall be the responsibility of the Audit Committee, if and when appointed, to review the scope and results of the annual independent audit of books and records of the corporation, to review compliance with all corporate policies which have been approved by the Board and to discharge such other responsibilities as may from time to time be assigned to it by the Board. The Audit Committee shall meet at such times and places as the members deem advisable, and shall make such recommendations to the Board as they consider appropriate.

      2.10.3  Compensation Committee.  The Board may, in its discretion, designate a Compensation Committee consisting of one or more Directors as it may from time to time determine. The duties of the Compensation Committee shall consist of the following: (a) to establish and review periodically, but not less than annually, the compensation of the officers of the Corporation and to make recommendations concerning such compensation to the Board; (b) to consider incentive compensation plans for the employees of the Corporation; (c) to carry out the duties assigned to the Compensation Committee under any stock option plan or other plan approved by the Corporation; (d) to consult with the Chief Executive Officer concerning any compensation matters deemed appropriate by such Chief Executive Officer or the Compensation Committee; and (e) to perform such other duties as shall be assigned to the Compensation Committee by the Board.

      2.11  Telephone Meetings.  Members of the Board of Directors or of any committee appointed by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

      2.12  Compensation of Directors.  The Board of Directors may fix the compensation of directors as such and may authorize the reimbursement of their expenses.

SECTION 3
OFFICERS

      3.1  Officers Enumerated—Election.  The officers of the Corporation shall consist of such officers and assistant officers as may be designated by resolution of the Board of Directors. The officers may include a Chairman of the Board, a Chief Executive Officer or Co-Chief Executive Officers, one or more Vice Presidents, a Secretary, a Treasurer, and any assistant officers. The officers shall hold office at the pleasure of the Board of Directors. Unless otherwise restricted by the Board of Directors, a Chief Executive Officer, may appoint any assistant officer, the Secretary may appoint one or more Assistant Secretaries, and the Treasurer may appoint one or more Assistant Treasurers; provided that any such appointments shall be recorded in writing in the corporate records.

      3.2  Qualifications.  None of the officers of the Corporation need be a director. Any two or more corporate offices may be held by the same person.

      3.3  Duties of the Officers.  Unless otherwise prescribed by the Board of Directors, the duties of the officers shall be as follows:

    Chairman of the Board.  The Chairman of the Board, if one is elected, shall be a non-executive officer position. The Chairman of the Board shall preside at meetings of the Board of Directors and of the shareholders, shall be responsible for carrying out the plans and directives of the Board of Directors, shall report to and consult with the Board of Directors. The Chairman of the Board shall have such other powers and duties as the Board of Directors may from time to time prescribe.

    Chief Executive Officer.  The Chief Executive Officer shall exercise the usual executive powers pertaining to the office of the President and the Chief Executive Officer of the Company. In the absence of a Chairman of the Board, the Chief Executive Officer shall preside at meetings of the Board of Directors and of the shareholders, perform the other duties of the Chairman of the Board prescribed in this Section, and perform such other duties as the Board of Directors may from time to time designate. In addition, if there is no Secretary in office, the Chief Executive Officer shall perform the duties of the Secretary.

    Vice President.  Each Vice President shall perform such duties as the Board of Directors may from time to time designate. In addition, the Vice President, or if there is more than one, the most senior Vice President available, shall act as President in the absence or disability of the President.

    Secretary.  The Secretary shall be responsible for and shall keep, personally or with the assistance of others, records of the proceedings of the directors and shareholders; authenticate records of the Corporation; attest all certificates of stock in the name of the Corporation; keep the corporate seal, if any, and affix the same to certificates of stock and other proper documents; keep a record of the issuance of certificates of stock and the transfers of the same; and perform such other duties as the Board of Directors may from time to time designate.

    Treasurer.  The Treasurer shall have the care and custody of, and be responsible for, all funds and securities of the Corporation and shall cause to be kept regular books of account. The Treasurer shall cause to be deposited all funds and other valuable effects in the name of the Corporation in such depositories as may be designated by the Board of Directors. In general, the Treasurer shall perform all of the duties incident to the office of Treasurer, and such other duties as from time to time may be assigned by the Board of Directors.

    Assistant Officers.  Assistant officers may consist of one or more Assistant Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. Each assistant officer shall perform those duties assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer, or the officer who appointed him or her.

      3.4  Vacancies.  Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting.

      3.5  Removal.  Any officer or agent may be removed by action of the Board of Directors with or without cause, but any removal shall be without prejudice to the contract rights, if any, of the person removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

      3.6  Compensation.  The compensation of all officers of the Corporation shall be fixed by the Board of Directors or the Compensation Committee of the Board, as determined by the Board.

SECTION 4
SHARES AND CERTIFICATES OF SHARES

      4.1  Share Certificates.  Share certificates shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by a Co-Chief Executive Officer, or a Vice President, and attested by the Secretary or an Assistant Secretary. Share certificates may be sealed with the corporate seal, if any. Facsimiles of the signatures and seal may be used as permitted by law. Every share certificate shall state:

      (a) the name of the Corporation;

      (b) that the Corporation is organized under the laws of the State of Washington;

      (c) the name of the person to whom the share certificate is issued;

      (d) the number, class and series (if any) of shares that the certificate represents; and

      (e) if the Corporation is authorized to issue shares of more than one class or series, that upon written request and without charge, the Corporation will furnish any shareholder with a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series, and the authority of the Board of Directors to determine variations for future series.

      4.2  Consideration for Shares.  Shares of the Corporation may be issued for such consideration as shall be determined by the Board of Directors to be adequate. The consideration for the issuance of shares may be paid in whole or in part in cash, or in any tangible or intangible property or benefit to the Corporation, including but not limited to promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Establishment by the Board of Directors of the amount of consideration received or to be received for shares of the Corporation shall be deemed to be a determination that the consideration so established is adequate.

      4.3  Transfers.  The transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled.

      4.4  Loss or Destruction of Certificates.  In the event of the loss or destruction of any certificate, a new certificate may be issued in lieu thereof upon satisfactory proof of such loss or destruction, and upon the giving of security against loss to the Corporation by bond, indemnity or otherwise, to the extent deemed necessary by the Board of Directors, the Secretary, or the Treasurer.

      4.5  Fixing Record Date.  The Board of Directors may fix in advance a date as the record date for determining shareholders entitled: (i) to notice of or to vote at any shareholders' meeting or any adjournment thereof; (ii) to receive payment of any share dividend; or (iii) to receive payment of any distribution. The Board of Directors may in addition fix record dates with respect to any allotment of rights or conversion or exchange of any securities by their terms, or for any other proper purpose, as determined by the Board of Directors and by law. The record date shall be not more than 70 days and, in case of a meeting of shareholders, not less than 10 days (or such longer period as may be required by Washington law) prior to the date on which the particular action requiring determination of shareholders is to be taken. If no record date is fixed for determining the shareholders entitled to notice of or to vote at a meeting of shareholders, the record date shall be the date before the day on which notice of the meeting is mailed. If no record date is fixed for the determination of shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the Corporation's own shares), the record date shall be the date on which the Board adopted the resolution declaring the distribution. If no record date is fixed for determining shareholders entitled to a share dividend, the record date shall be the date on which the Board of Directors authorized the dividend.

SECTION 5
BOOKS, RECORDS AND REPORTS

      5.1  Records of Corporate Meetings, Accounting Records and Share Registers.  The Corporation shall keep, as permanent records, minutes of all meetings of the Board of Directors and shareholders, and all actions taken without a meeting, and all actions taken by a committee exercising the authority of the Board of Directors. The Corporation or its agent shall maintain, in a form that permits preparation of a list, a list of the names and addresses of its shareholders, in alphabetical order by class of shares, and the number, class, and series, if any, of shares held by each. The Corporation shall also maintain appropriate accounting records, and at its principal place of business shall keep copies of: (a) its Articles of Incorporation or restated Articles of Incorporation and all amendments in effect; (b) its Bylaws or restated Bylaws and all amendments in effect; (c) minutes of all shareholders' meetings and records of all actions taken without meetings for the past three years; (d) the year-end balance sheets and income statements for the past three fiscal years, prepared as required by Washington law; (e) all written communications to shareholders generally in the past three years; (f) a list of the names and business addresses of its current officers and directors; and (g) its most recent annual report to the Secretary of State.

      5.2  Copies of Corporate Records.  Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the Chairman of the Board, the Chief Executive Officer, Vice President, Secretary or Assistant Secretary.

      5.3  Examination of Records.  A shareholder shall have the right to inspect and copy, during regular business hours at the principal office of the Corporation, in person or by his or her attorney or agent, the corporate records referred to in the last sentence of Section 5.1 of these Bylaws if the shareholder gives the Corporation written notice of the demand at least five business days before the date on which the shareholder wishes to make such inspection. In addition, if a shareholder's demand is made in good faith and for a proper purpose, a shareholder may inspect and copy, during regular business hours at a reasonable location specified by the Corporation, excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors, records of actions taken by the Board of Directors without a meeting, minutes of shareholders'

meetings held or records of action taken by shareholders without a meeting not within the past three years, accounting records of the Corporation, or the record of shareholders; provided that the shareholder shall have made a demand describing with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect, and provided further that the records are directly connected to the shareholder's purpose. This section shall not affect any right of shareholders to inspect records of the Corporation that may be otherwise granted to the shareholders by law.

      5.4  Financial Statements.  Not later than four months after the end of each fiscal year, or in any event prior to its annual meeting of shareholders, the Corporation shall prepare a balance sheet and income statement in accordance with Washington law. The Corporation shall furnish a copy of each to any shareholder upon written request.

SECTION 6
FISCAL YEAR

    The fiscal year of the Corporation shall end on December 31.

SECTION 7
CORPORATE SEAL

    The corporate seal of the Corporation, if any, shall be in the form approved by the Board of Directors.

SECTION 8
MISCELLANEOUS PROCEDURAL PROVISIONS

    The Board of Directors may adopt rules of procedure to govern any meetings of shareholders or directors to the extent not inconsistent with law, the Corporation's Articles of Incorporation, or these Bylaws, as they are in effect from time to time. In the absence of any rules of procedure adopted by the Board of Directors, the chairman of the meeting shall make all decisions regarding the procedures for any meeting.

SECTION 9
AMENDMENT OF BYLAWS

    The Board of Directors is expressly authorized to make, alter and repeal the Bylaws of the Corporation, subject to the power of the shareholders of the Corporation to change or repeal the Bylaws.

SECTION 10
INDEMNIFICATION OF DIRECTORS AND OTHERS

      10.1  Grant of Indemnification.  Subject to Section 10.2, each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit or proceeding, whether formal or informal, civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director of the Corporation or who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of this or another Corporation or of a partnership, joint venture, trust, other enterprise, or employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law, as then in effect, against all expense, liability and loss (including attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director and shall inure to the benefit of his or her heirs, executors and administrators.

      10.2  Limitations on Indemnification.  Notwithstanding Section 10.1, no indemnification shall be provided hereunder to any such person to the extent that such indemnification would be prohibited by the Washington Business Corporation Act or other applicable law as then in effect, nor, except as provided in Section 10.4 with respect to proceedings seeking to enforce rights to indemnification, shall the Corporation indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person except where such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

      10.3  Advancement of Expenses.  The right to indemnification conferred in this section shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, except where the Board of Directors shall have adopted a resolution expressly disapproving such advancement of expenses.

      10.4  Right to Enforce Indemnification.  If a claim under Section 10.1 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, or if a claim for expenses incurred in defending a proceeding in advance of its final disposition authorized under Section 10.3 is not paid within 20 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification hereunder upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the claimant is so entitled. It shall be a defense to any such action (other than an action with respect to expenses authorized under Section 10.3) that the claimant has not met the standards of conduct which make it permissible hereunder or under the Washington Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth herein or in the Washington Business Corporation Act nor (except as provided in Section 10.3) an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

      10.5  Nonexclusivity.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall be valid to the extent consistent with Washington law.

      10.6  Indemnification of Officers, Employees and Agents.  The Corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to officers, employees and agents of the Corporation on the same terms and with the same scope and effect as the provisions of this section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or on such other terms as the Board may deem proper.

      10.7  Insurance and Other Security.  The Corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by the individual in that capacity or arising from his or her status as an officer, director, agent, or employee, whether or not the Corporation would have the power to indemnify such person against the same liability under the Washington Business Corporation Act. The Corporation may enter into contracts with any director or officer of the Corporation in furtherance of the provisions of this section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this section.

      10.8  Amendment or Modification.  This section may be altered or amended at any time as provided in these Bylaws, but no such amendment shall have the effect of diminishing the rights of any person who is or was an officer or director as to any acts or omissions taken or omitted to be taken prior to the effective date of such amendment.

      10.9  Effect of Section.  The rights conferred by this section shall be deemed to be contract rights between the Corporation and each person who is or was a director or officer. The Corporation expressly intends each such person to rely on the rights conferred hereby in performing his or her respective duties on behalf of the Corporation.

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EXHIBIT 3.2
AMENDED AND RESTATED BYLAWS OF THE COBALT GROUP, INC.